                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


                        Date of Report:  April 20, 2000
                        -------------------------------

                          FIRST PLACE FINANCIAL CORP.
                          ---------------------------
             (Exact name of registrant as specified in its charter)

Delaware                                 0-25049                          34-1880130
--------                                 -------                          ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer Identification #)
  of incorporation)

185 E. Market Street, Warren, OH                                  44482
--------------------------------                                  -----
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code   (330) 373-1221
-------------------------------------------------------------------

                                      N/A
                                      ---
         (Former name or former address, if changed since last report)
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Item 5 Other Events

       Third Quarter Financial Information Press Release............

Item 7 Financial Statements & Exhibits


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     FIRST PLACE FINANCIAL CORP.

Date:   April 20, 2000               By:  /s/  Steven R. Lewis
       ---------------                    --------------------
                                               Steven R. Lewis,
                                               President and CEO

For Immediate Release                     For Further Information:
Thursday, April 20, 2000                  Steven Lewis, President and CEO
                                          Troy Adair, Investor Relations
                                          Phone (330) 373-1221
                                          Fax   (330) 392-8227

        First Place Financial Corp. Announces Third Quarter Net Income

Warren, Ohio, April 20, 2000 - First Place Financial Corp. (NASDAQ: FPFC), the holding company for First Federal Savings and Loan Association of Warren (the "Association"), reported net income for the three months ended March 31, 2000 of $2.0 million, or $.26 per diluted share, compared to net income of $2.6 million, or $.25 per share, for the three month period ended March 31, 1999.

The Company continued its previously announced share repurchase activities during the quarter purchasing an additional 537,000 shares at an average cost of $11.28. To date, the company has purchased 2.4 million shares since converting to a publicly owned stock company on December 31, 1998. Approximately 2.1 million of these shares will be reissued to the shareholders of Ravenna Savings Bank to complete the merger announced on November 23, 1999. Both companies will hold shareholder meetings on April 28, 2000 to vote upon the proposed merger. Assuming a favorable vote by the shareholders of both companies, the merger will close on May 5, 2000.

Assets increased to $825.7 million at March 31, 2000, an increase of $78.4 million, or 10.5%, from $747.3 million at June 30, 1999. This increase was primarily due to growth in net loans receivable offset by a decline in fed funds sold which were used to repurchase stock.

Loans receivable increased $89.5 million, or 19.7%, to $543.3 million at March 31, 2000. Approximately, 60% of this increase is due to traditional 1-4 family mortgage lending with the remainder spread evenly between auto loans, equity loans and lines, commercial real estate and commercial loans. While the company remains committed to its traditional mortgage lending business, continued focus will be placed on diversification of the loan portfolio.

Deposits increased to $466.8 million at March 31, 2000 compared to $429.2 million at June 30, 1999. The increase was primarily due to growth in certificates of deposit and money market funds. Total borrowings increased $71.4 million and totaled $220.7 million at March 31, 2000. The increase in borrowings was used to fund the growth in loans not supported by deposit growth. Total shareholders' equity decreased $31.8 million to $126.3 million at March 31, 2000 compared to $158.1 million at June 30, 1999. This decrease was primarily the result of the stock repurchases discussed previously.

Additional information about the Company may be found on the Company's web site: www.firstfederalofwarren.com.
----------------------------

FIRST PLACE FINANCIAL CORP.
Selected Consolidated Financial Condition Data:
(Unaudited)

                                                      March 31,     December 31,     June 30,
($ in thousands)                                        2000            1999           1999
------------------------------------------------------------------------------------------------
Total assets                                          $825,695        $804,850       $747,332
Loans receivable, net                                  543,294         516,036        453,791
Loans available for sale                                   705             815            945
Allowance for loan losses                                3,758           3,743          3,623
Non performing assets                                    1,869           2,031          1,391
Securities available for sale                          252,747         248,476        249,159
Deposits                                               466,833         445,240        429,225
Federal Home Loan Bank Advances                        145,657         142,351         94,811
Repurchase Agreements                                   75,000          74,430         54,430
Total shareholders' equity                             126,292         131,306        158,054

                                                         Three Months Ended                         Nine Months Ended
                                                              March 31,               %                 March 31,               %
Selected Consolidated Operations Data:                  2000            1999        Change        2000           1999         Change
----------------------------------------------------------------------------------------------  ------------------------------------
($ in thousands except per share amounts)
Total interest income                                  $14,415         $12,455        16%        $41,815        $35,522        18%
Total interest expense                                   8,058           5,990        35%         22,291         19,611        14%
                                                       -------         -------                   -------        -------
     Net interest income                                 6,357           6,465        -2%         19,524         15,911        23%
Provision for loan losses                                  222             166        34%            605            824       -27%
                                                       -------         -------                   -------        -------
     Net interest income after provision                 6,135           6,299        -3%         18,919         15,087        25%

Non interest income                                        497             468         6%          1,461          1,416         3%
Gain (loss) on sale of securities                           (1)             (8)      -88%             (6)           (48)      -88%
Contribution to Community Foundation                         0               0        N/M              0          8,026        N/M
Gain (loss) on sale of loans                                96               2        N/M            271              2        N/M
Non interest expense                                     3,660           3,076        19%         10,830          9,401        15%
                                                       -------         -------                   -------        -------

     Income before federal income tax                    3,067           3,685       -17%          9,815           (970)       N/M

Federal income tax expense                               1,029           1,105        -7%          3,199           (476)       N/M
                                                       -------         -------                   -------        -------

     Net income                                         $2,038          $2,580       -21%         $6,616          ($494)       N/M
                                                       =======         =======                   =======        =======

Basic earnings per share                                 $0.26           $0.25                     $0.72            N/M

Diluted earnings per share                               $0.26           $0.25                     $0.72            N/M

Cash dividends declared per share                       $0.075             N/A                    $0.225            N/A

Average shares outstanding - basic                   7,931,541      10,347,117                 9,144,179            N/A

Average shares outstanding - diluted                 7,931,541      10,347,117                 9,144,179            N/A

N/M - Not meaningful.
N/A - Not applicable.

                                                                        At or for the Three           At or for the Nine
                                                                            Months Ended                 Months Ended
                                                                             March 31,                     March 31,
Selected Average Balances and Financial Ratios: (1)                      2000           1999          2000           1999
-----------------------------------------------------                --------------------------   --------------------------
Average Balances (000's):
     Assets                                                            $800,537       $719,654      $780,928       $668,328
     Loans receivable, net                                              526,573        424,745       499,514        395,943
     Securities available for sale                                      246,673        279,857       253,609        249,523
     Deposits                                                           450,920        417,194       442,949        439,782
     Federal Home Loan Bank Advances                                    134,037         82,781       113,735         68,440
     Repurchase Agreements                                               74,630         44,430        69,187         54,649
     Shareholders' equity                                               130,076        159,253       144,404         93,764

Performance Ratios:
     Return on average assets (2)                                         1.02%          1.43%         1.13%         -0.10%
     Return on average equity (3)                                         6.27%          6.48%         6.11%         -0.70%
     Interest rate spread (4)                                             2.44%          2.61%         2.52%          2.57%
     Net interest margin (5)                                              3.26%          3.63%         3.43%          3.24%
     Efficiency ratio (6)                                                52.67%         44.42%        50.96%        100.84%
     Net interest income to operating expenses                          173.69%        210.18%       180.28%         91.30%
Capital Ratios:
     Equity to total assets at end of period                             15.30%         21.53%        15.30%         21.53%
     Book value per share (7)                                            $16.55         $15.37        $16.55         $15.37
     Average interest-earning assets to
        average interest-bearing liabilities                            119.78%        129.98%       123.36%        116.88%
Asset Quality Data:
     Nonperforming assets as a percent of total assets (8)                0.23%          0.19%         0.23%          0.19%
     Allowance for loan losses to non performing loans                  275.35%        283.98%       275.35%        283.98%
     Allowance for loan losses to loans outstanding                       0.69%          0.81%         0.69%          0.81%
     Year-to-date net charge-offs (000's)                                  $207           $111          $469           $319
     Annualized net charge-offs to average loans                          0.16%          0.10%         0.13%          0.11%

     (1) Ratios are annualized where appropriate.
     (2) Ratio of net income to average total assets.
     (3) Ratio of net income to average equity.
     (4) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.
     (5) Ratio of net interest income to average interest-earning assets.
     (6) Ratio of non interest expense to the sum of net interest income plus non interest income.
     (7) Total shareholders' equity divided by number of shares outstanding less unallocated ESOP shares and unallocated recognition and retention plan shares.
     (8) Non performing assets consist of nonperforming loans and repossessed automobiles.
     N/A - Not applicable.